EXHIBIT 8.1

OPINION OF PRESTON GATES & ELLIS REGARDING TAX MATTERS

June 24, 2005

Silicon Motion Technology Corporation

No. 20-1, Taiyuan Street

Jhubei City, Hsinchu County 302

Taiwan

Re:	6,700,000 American Depository Shares (the “ADSs”), representing 26,800,000 Ordinary Shares of Silicon Motion Technology Corporation (the “Company”)

Ladies and Gentleman:

We have acted as counsel in connection with the initial public offering on the date hereof of 6,700,000 American Depository Shares (“ADSs”), each representing four ordinary shares, par value US $0.01 per shares (“ordinary Shares”), of Silicon Motion Technology Corporation, a Cayman Islands company (the “Company”) pursuant to a the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 9, 2005 and as subsequently amended, 1933 Act No. 333-125673 (the “Registration Statement”).

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified as conforming to such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For purposes of our opinion, we have not made independent investigation, or audit of all facts set forth in the above-referenced documents.

In addition, we have relied upon statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge and belief.

Our opinion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof. Such authorities are subject to change, possibly on a retroactive basis, which may affect the conclusions expressed herein. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein. There can be no assurance that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Silicon Motion Technology Corporation

June 24, 2005

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

Based upon and subject to the foregoing,.

Based upon and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth under the caption “United States Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership, and disposition of the ADSs, such discussion constitutes our opinion as to the material United States federal income tax consequences to U.S. Holders (as defined in the Prospectus) who purchase the ADSs pursuant to the Prospectus.

No opinion is expressed as to any matter not discussed herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities law.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the Registration Statement and to the reference to our name under the heading “Taxation – United States Federal Income Taxation” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

PRESTON GATES & ELLIS LLP

            \s\ PRESTON GATES & ELLIS